AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION
              On August 7, 2006

      =======================================
        SECURITIES AND EXCHANGE COMMISSION
            Washington, D.C.  20549

                     Form S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

               Baltia Air Lines, Inc.
(Exact name of Registrant as specified in its charter)

 	New York         		11-2989648
(State of Incorporation)    (IRS Employer Identification No.)


            6325 Saunders Street, Suite 7I
                 Rego Park, NY 11374

(Address of Principal Executive Offices, including ZIP Code)

          2006 Non-Qualified Stock Compensation Plan
                  (Full title of the plan)

                  Steffanie J. Lewis, Esq.
          The International Business Law Firm, PC (IBLF PC)
                  1915 I Street NW, Suite 500
                     Washington, DC 20006
              (Name and address of agent for service)

                      (202) 296-1111
  (Telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of Securities    Amount of      Proposed     Proposed          Amount of
to be Registered       Shares         Maximum      Maximum           Registration
                       to be          Offering     Aggregate         Fee
                       Registered     Price Per    Offering Price(1)
                                      Share

$.001 par value        5,000,000      $.07           $350,000          $37.45
common stock

$.001 par value        5,000,000      $.07           $350,000          $37.45
common stock
underlying options

TOTALS                10,000,000                     $700,000          $74.90


(1) This calculation is made solely for the purposes of determining the registration fee pursuant to the provisions of Rule 457(c) under the Securities Act of 1933, as amended, and is calculated on the basis of the average of the high and low prices reported on the OTC Bulletin Board as of August 1, 2006..

                              PROSPECTUS

                         Baltia Air Lines, Inc.

                   10,000,000 Shares of Common Stock

    This prospectus relates to the offer and sale by Baltia Air Lines,
Inc., a New York corporation ("BLTA"), of 10,000,000 shares of its $.001 par value per share common stock to employees, directors, officers, consultants, advisors and other persons associated with BLTA pursuant to the 2006 Non-Qualified Stock Compensation Plan (the
"Stock Plan").   Pursuant to the Stock Plan, BLTA is registering
hereunder and then issuing, upon receipt of adequate consideration therefore, 5,000,000 shares of common stock and 5,000,000 shares of common stock underlying options.

      The common stock is not subject to any restriction on transferability. Recipients of shares other than persons who are "affiliates" of BLTA within the meaning of the Securities Act of 1933 (the "Act") may sell all or part of the shares in any way permitted by law, including sales in the over-the-counter market at prices prevailing at the time of such sale. The common stock is traded on the OTC Bulletin Board under the symbol "BLTA."

   These Securities Have Not Been Approved Or Disapproved By The
   Securities And Exchange Commission Nor Has The Commission Passed Upon The Accuracy Or Adequacy Of This Prospectus. Any
   Representation To The Contrary Is A Criminal Offense.

      The date of this prospectus is August 1, 2006

     This prospectus is part of a registration statement which was filed and became effective under the Securities Act of 1933, as amended (the "Securities Act"), and does not contain all of the information set forth in the registration statement, certain portions of which have been omitted pursuant to the rules and regulations promulgated by the U.S. Securities and Exchange Commission (the "Commission") under the Securities Act. The statements in this prospectus as to the contents of any contract or other documents filed as an exhibit to either the registration statement or other filings by BLTA with the Commission are qualified in their entirety by reference thereto.

     A copy of any document or part thereof incorporated by reference in this prospectus but not delivered herewith will be furnished without charge upon written or oral request. Requests should be addressed to: Baltia Air Lines, Inc., 6325 Saunders Street, Suite 7I, Rego Park, NY 11374. BLTA's telephone number is (718) 275-5205.

     BLTA is subject to the reporting requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and in accordance therewith files reports and other information with the Commission. These reports, as well as the proxy statements and other information filed by BLTA under the Exchange Act may be inspected and copied at the public reference facilities maintained by the Commission at Room 100, F Street, N.E., Washington, DC 20549. In addition, the Commission maintains a World Wide Website on the Internet at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission

    No person has been authorized to give any information or to make any representation, other than those contained in this prospectus, and, if given or made, such other information or representation must not be relied upon as having been authorized by
BLTA   This prospectus does not constitute an offer or a
solicitation by anyone in any state in which such is not authorized or in which the person making such is not qualified or to any person to whom it is unlawful to make an offer or solicitation.

     Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has not been a change in the affairs of BLTA since the date hereof.


TABLE OF CONTENTS


Information Required in the Section 10(a) Prospectus

Item 1.  The Plan Information

Item 2.  Registrant Information and Employee Plan Annual
         Information

         Information Required in the Registration Statement

Item 3.  Incorporation of Documents by Reference

Item 4.  Description of Securities

Item 5.  Interests of Named Experts and Counsel

Item 6.  Indemnification of Officers, Directors, Employees and
         Agents

Item 7.  Exemption from Registration Claimed

Item 8.  Exhibits

Item 9.  Undertakings

Signatures

Exhibit Index

PART 1

INFORMATION REQUIRED IN THE SECTION 10(a)

PROSPECTUS

Item 1.  The Plan Information.

The Company

     Baltia Air Lines, Inc. has its principal executive offices at 6325 Saunders Street, Suite 7I, Rego Park, NY 11374. BLTA's telephone number is (718) 275-5205.

Purpose

     BLTA will issue common stock and common stock upon exercise of options to employees, directors, officers, consultants, advisors and other persons associated with BLTA pursuant to the Stock Plan,
which has been approved by the Board of Directors of BLTA.   The
Stock Plan is intended to provide a method whereby BLTA may be stimulated by the personal involvement of its employees, directors, officers, consultants, AND advisors thereby advancing the interests of BLTA and all of its shareholders. The Stock Plan terminate on 12/31/2006 and may be modified or terminated earlier by the Baltia Board of Directors. A copy of the Stock Plan has been filed as an exhibit to this registration statement.

Common Stock

   The Board has authorized the issuance of 5,000,000 shares of the common stock and 5,000,000 options to purchase the common stock at the fair market value thereof to certain of the above-mentioned persons upon effectiveness of this registration statement.

No Restrictions on Transfer

     Recipients of shares of common stock will become the record and beneficial owner of the shares of common stock upon issuance and delivery and are entitled to all of the rights of ownership, including the right to vote any shares awarded and to receive ordinary cash dividends on the common stock. Recipients of options will become the record and beneficial owner of said options and have the right to exercise them at a price equal to the fair market value per share of the underlying shares of common stock and receive such shares of common stock.

Tax Treatment to the Recipients

    The common stock and options are not qualified under Section 401(a) of the Internal Revenue Code. A recipient, therefore, will be required for federal income tax purposes to recognize compensation during the taxable year of issuance unless the shares and options are subject to a substantial risk of forfeiture. Accordingly, absent a specific contractual provision to the contrary, the recipient will receive compensation taxable at ordinary rates equal to the fair market value of the shares on the date of receipt since there will be no substantial risk of forfeiture or other restrictions on transfer.
Each recipient is urged to consult his tax advisors on this matter.

Tax Treatment to the Company

    The amount of income recognized by a recipient hereunder in accordance with the foregoing discussion will be a tax deductible expense by BLTA for federal income tax purposes in the taxable year of BLTA during which the recipient recognizes income.

     Restrictions on Resale

     In the event that an affiliate of BLTA acquires shares of common stock hereunder, the affiliate will be subject to Section 16(b) of the Exchange Act. Further, in the event that any affiliate acquiring shares hereunder has sold or sells any shares of common stock in the six months preceding or following the receipt of shares hereunder, any so called "profit", as computed under Section 16(b) of the Exchange Act, would be required to be disgorged from the recipient to BLTA Services rendered have been recognized as valid consideration for the "purchase" of shares in connection with the "profit" computation under Section 16(b) of the Exchange Act. BLTA has agreed that for the purpose of any "profit" computation under Section 16(b), the price paid for the common stock issued to affiliates is equal to the value of services rendered. Shares of common stock acquired hereunder by persons other than affiliates are not subject to Section 16(b) of the Exchange Act.

Item 2. Registrant Information and Employee Plan Annual Information

     A copy of any document or part thereof incorporated by reference in this registration statement but not delivered with this prospectus or any document required to be delivered pursuant to Rule 428(b) under the Securities Act will be furnished without charge upon written or oral request. Requests should be addressed to: Baltia Air Lines, Inc. at its principal executive offices at 6325 Saunders Street, Suite 7I, Rego Park, NY 11374. BLTA's telephone number is (718) 275-5205.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

     The following documents filed with the Securities and Exchange Commission (the "Commission") by Baltia Air Lines, Inc., a New York corporation (the "Company"), are incorporated herein by reference:

     a. The Company's latest Annual Report on Form 10-KSB for the year ended December 31, 2005, filed with the Securities and Exchange Commission;

    b. The Company's latest Quarterly Report on Form 10QSB for the quarter ended March 31, 2006, filed with the Securities and Exchange Commission on May 15, 2006;

     c. The reports of the Company filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the
"Exchange Act") since the fiscal year ended December 31, 2005; and

     d. All other documents filed by the Company after the date of this registration statement pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this registration statement which de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing such documents.

Item 4.  Description of Securities.

     Class of Securities being registered pursuant to the Stock Plan are registered securities under Section 12 of the Exchange Act.

Item 5.  Interests of Named Experts and Counsel.

    The financial statements of BLTA are incorporated by reference in this prospectus as of and for the year ended December 31, 2005, and have been audited by Michael F. Cronin, P.C., independent certified public accountants, as set forth in their report incorporated herein by reference, and are incorporated herein in reliance upon the authority of said firm as experts in auditing and accounting.

     Steffanie J. Lewis, Esq., IBLF has rendered an opinion on the validity of the securities being registered. Neither Ms. Lewis nor IBLF are an affiliate of BLTA.

     Item 6. Indemnification of Directors, Officers, Employees and Agents; Insurance.

     Under New York law, a corporation may indemnify its directors, officers, employees and agents under certain circumstances, including indemnification of such persons against liability under the Securities Act of 1933, as amended. In addition, a corporation may purchase or maintain insurance on behalf of its directors, officers, employees or agents for any liability incurred by him in such capacity, whether or not the corporation has the authority to indemnify such person.

            Article XV of BLTA's Articles of Incorporation provides that no director or officer shall be personally liable to the corporation or its stockholders for monetary damages for any breach of fiduciary duty by such person as a director or officer. Notwithstanding the foregoing sentence, a director or officer shall be liable to the extent provided by applicable law, (1) for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law.

     The effect of these provisions may be to eliminate the rights of BLTA and its stockholders (through stockholder derivative suits on behalf of BLTA) to recover monetary damages against a director, officer, employee or agent for breach of fiduciary duty.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be provided for directors, officers, employees, agents or persons controlling an issuer pursuant to the foregoing provisions, the opinion of the Commission is that such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is therefore unenforceable.

Item 7.  Exemption from Registration Claimed.

     Not applicable.

Item 8.  Exhibits.

    (a) The following exhibits are filed as part of this registration statement pursuant to Item 601 of the Regulation S-K and are specifically incorporated herein by reference:

    Exhibit No.     Title

      5.1        Legal opinion of Steffanie J. Lewis, Esq., IBLF.

      9.1        2006 Non-Qualified Stock Compensation Plan

     22.1        Consent of Steffanie J. Lewis, Esq.

     23.1 Consent of Michael Cronin, P.C., independent public accountants.

Item 9.  Undertakings.     The undersigned registrant hereby
undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

   (i) include any prospectus required by Section 10(a)(3) of the Securities Act;

   (ii) reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement;

  (iii) include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement.

Provided, however, that paragraphs (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability pursuant to the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities offered at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) To deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

(5) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of registrant pursuant to the foregoing provisions, or otherwise, registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by registrant of expenses incurred or paid by a director, officer or controlling person of registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     The undersigned hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of registrant's annual report pursuant to Section 13(a) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the city of New York, NY, on August 3, 2006.

Baltia Air Lines, Inc.

(Registrant)

/s/ Igor Dmitrowsky
Igor Dmitrowsky

President, Chief Executive Officer and Chief Financial Offier
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following person in the capacities and on the date indicated.

Signatures               Title                   Date

/s/ Igor Dmitrowsky   Chairman, CEO and CFO       August 3, 2006
Igor Dmitrowsky      (Principal Executive Officer
                And Principal Accounting Officer)

/s/ Andris Rukmanis   V.P. Europe and Director    August 3, 2006
Andris Rukmanis

/s/ Anita Schiff-Spielman  Director              August 3, 2006
Anita Schiff-Spielman


     INDEX TO EXHIBITS

Exhibit No.     Title

5.1           Legal opinion of Steffanie J. Lewis, Esq..

10.1          2006 Non-Qualified Stock Compensation Plan

23.1          Consent of Steffanie J. Lewis, Esq.

23.2          Consent of Michael Cronin, P.C.

EXHIBIT 5.1 LEGAL OPINION OF STEFFANIE J. LEWIS, ESQ., IBLF

International Business Law Firm, PC
1915 I Street NW, Suite 500, Washington, DC 20006
TELEPHONE (202) 296-1111;  FACSIMILE (202) 296-1175

August 1, 2006


Board of Directors
Baltia Air Lines, Inc.
63-25 Saunders Street, Suite 7I
Rego Park, NY 11374

     Re:  Form S-8 Registration Statement; Opinion of Counsel

Dear Members of the Board:

You have requested our opinion with respect to certain matters in connection with Baltia Air Lines, Inc. (the "Company") filing of a registration statement on Form S-8 (the "Registration Statement") with the Securities and Exchange Commission covering the offering of an aggregate of 10,000,000 shares of the Company's common stock, $.001 par value (the "Shares"), pursuant to the 2006 Non-Qualified Stock Compensation Plan (the "Stock Plan").

In connection with this opinion, we have examined the Stock Plan documents and such other documents, records, certificates, memoranda and other instruments as we deemed necessary for the basis of this opinion. We have assumed the genuineness and authenticity of all documents submitted to us as originals and the conformity to originals of all documents submitted to us as copies and the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares, when sold and issued in accordance with the Stock Plan and the Registration Statement and related prospectus, will be validly issued, fully paid and non-assessable.

        Very truly yours,

        /s/ Steffanie J. Lewis, Esq.
        Steffanie J. Lewis, Esq.
        The International Business Law Firm, PC

EXHIBIT 10.1   2006 NON-QUALIFIED STOCK COMPENSATION PLAN


              2006 NON-QUALIFIED STOCK COMPENSATION PLAN

1.     Purpose of Plan

     1.1 This 2006 NON-QUALIFIED STOCK COMPENSATION PLAN (the "Plan") of Baltia Air Lines, Inc., a New York corporation (the "Company") for employees, directors, officers, consultants, advisors and other persons associated with the Company, is intended to advance the best interests of the Company by providing those persons who have a substantial responsibility for its management and growth with additional incentive and by increasing their proprietary interest in the success of the Company, thereby encouraging them to maintain their relationships with the Company. Further, the availability and offering of options and common stock under the Plan supports and increases the Company's ability to attract and retain individuals of exceptional talent upon whom, in large measure, the sustained progress, growth and profitability of the Company depends.

2.     Definitions

     2.1 For Plan purposes, except where the context might clearly indicate otherwise, the following terms shall have the meanings set forth below:

     "Board" shall mean the Board of Directors of the Company.

     "Committee" shall mean the Compensation Committee, or such other committee appointed by the Board, which shall be designated by the Board to administer the Plan, or the Board if no committees have been established. The Committee shall be composed of three or more persons as from time to time are appointed to serve by the Board. Each member of the Committee, while serving as such, shall be a disinterested person with the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934.

     "Common Shares" shall mean the Company's Common Shares, $.001 par value per share, or, in the event that the outstanding Common Shares are hereafter changed into or exchanged for different shares of securities of the Company, such other shares or securities.

     "Company" shall mean Baltia Air Lines, Inc., a New York corporation, and any parent or subsidiary corporation of BLTA, as such terms are defined in Sections 425(e) and 425(f), respectively, of the Code.

     "Fair Market Value" shall mean, with respect to the date a given option is granted or exercised, the average of the highest and lowest reported sales prices of the Common Shares, as reported by such responsible reporting service as the Committee may select, or if there were not transactions in the Common Shares on such day, then the last preceding day on which transactions took place. The above withstanding, the Committee may determine the Fair Market Value in such other manner as it may deem more equitable for Plan purposes or as is required by applicable laws or regulations.

     "Optionee" shall mean an employee of the company who has been granted one or more options under the Plan.

     "Common Stock" shall mean shares of common stock which are issued by the Company pursuant to Section 5, below.

     "Common Stockholder" means the employee of, consultant to, or director of the Company or other person to whom shares of Common
Stock are issued pursuant to this Plan.

     "Common Stock Agreement" means an agreement executed by a Common Stockholder and the Company as contemplated by Section 5, below, which imposes on the shares of Common Stock held by the Common Stockholder such restrictions as the Board or Committee deem appropriate.

     "Stock Option" or "Non-Qualified Stock Option" or "NQSO" shall mean a stock option granted pursuant to the terms of the Plan.

     "Stock Option Agreement" shall mean the agreement between the Company and the Optionee under which the Optionee may purchase
Common Shares hereunder.

3.     Administration of the Plan

     3.1 The Committee shall administer the Plan and accordingly, it shall have full power to grant Stock Options and Common Stock, construe and interpret the Plan, establish rules and regulations and perform all other acts, including the delegation of administrative responsibilities, it believes reasonable and proper.

     3.2 The determination of those eligible to receive Stock Options and Common Stock, and the amount, type and timing of each grant and the terms and conditions of the respective stock option agreements and Common Stock Agreements shall rest in the sole discretion of the Committee, subject to the provisions of the Plan.

     3.3 The Committee may cancel any Stock Options awarded under the Plan if an Optionee conducts himself in a manner which the Committee determines to be inimical to the best interest of the Company, as set forth more fully in paragraph 8 of Article 10 of the Plan.

     3.4 The Board, or the Committee, may correct any defect, supply any omission or reconcile any inconsistency in the Plan, or in any granted Stock Option, in the manner and to the extent it shall deem necessary to carry it into effect.

     3.5 Any decision made, or action taken, by the Committee or the Board arising out of or in connection with the interpretation and administration of the Plan shall be final and conclusive.

     3.6 The Committee shall, in its discretion, have the power to issue Common Shares to holders of non-qualified incentive stock option agreements which are outstanding as of the date hereof , pursuant to the terms of those option agreements.

     3.7 Meetings of the Committee shall be held at such times and places as shall be determined by the Committee. A majority of the members of the Committee shall constitute a quorum for the transaction of business, and the vote of a majority of those members present at any meeting shall decide any question brought before that meeting. In addition, the Committee may take any action otherwise proper under the Plan by the affirmative vote, taken without a meeting, of a majority of its members.

     3.8 No member of the Committee shall be liable for any act or omission of any other member of the Committee or for any act or omission on his own part, including, but not limited to, the exercise of any power or discretion given to him under the Plan, except those resulting from his own gross negligence or willful misconduct.

     3.9 The Company, through its management, shall supply full and timely information to the Committee on all matters relating to the eligibility of Optionees, their duties and performance, and current information on any Optionee's death, retirement, disability or other termination of association with the Company, and such other pertinent information as the Committee may require. The
Company shall furnish the Committee with such clerical and other assistance as is necessary in the performance of its duties hereunder.

4.     Shares Subject to the Plan

     4.1 The total number of shares of the Company available for grants of Stock Options and Common Stock under the Plan shall be 10,000,000 Common Shares, which shares may be either authorized but unissued or reacquired Common Shares of the Company.

     4.2 If a Stock Option or portion thereof shall expire or terminate for any reason without having been exercised in full, the unpurchased shares covered by such NQSO shall be available for future grants of Stock Options.

     5.     Award of Common Stock

     5.1 The Board or Committee from time to time, in its absolute discretion, may (a) award Common Stock to employees of, consultants to, and directors of the Company, and such other persons as the Board or Committee may select, and (b) permit Holders of Options to exercise such Options prior to full vesting therein and hold the Common Shares issued upon exercise of the Option as Common Stock. In either such event, the owner of such Common Stock shall hold such stock subject to such vesting schedule as the Board or Committee may impose or such vesting schedule to which the Option was subject, as determined in the discretion of the Board or Committee.

     5.2 Common Stock shall be issued only pursuant to a Common Stock Agreement, which shall be executed by the Common Stockholder and the Company and which shall contain such terms and conditions as the Board or Committee shall determine consistent with this Plan, including such restrictions on transfer as are imposed by the Common Stock Agreement.

     5.3 Upon delivery of the shares of Common Stock to the Common Stockholder, below, the Common Stockholder shall have, unless otherwise provided by the Board or Committee, all the rights of a stockholder with respect to said shares, subject to the restrictions in the Common Stock Agreement, including the right to receive all dividends and other distributions paid or made with respect to the Common Stock.

     5.4 Notwithstanding anything in this Plan or any Common Stock Agreement to the contrary, no Common Stockholders may sell or otherwise transfer, whether or not for value, any of the Common Stock prior to the date on which the Common Stockholder is vested therein.

     5.5 All shares of Common Stock issued under this Plan (including any shares of Common Stock and other securities issued with respect to the shares of Common Stock as a result of stock dividends, stock splits or similar changes in the capital structure of the Company) shall be subject to such restrictions as the Board or Committee shall provide, which restrictions may include, without limitation, restrictions concerning voting rights, transferability of the Common Stock and restrictions based on duration of employment with the Company, Company performance and individual performance; provided that the Board or Committee may, on such terms and conditions as it may determine to be appropriate, remove any or all of such restrictions. Common Stock may not be sold or encumbered until all applicable restrictions have terminated or expire. The restrictions, if any, imposed by the Board or Committee or the Board under this Section 5 need not be identical for all Common Stock and the imposition of any restrictions with respect to any Common Stock shall not require the imposition of the same or any other restrictions with respect to any other Common Stock.

     5.6     Each Common Stock Agreement shall provide that the
Company shall have the right to repurchase from the Common
Stockholder the unvested Common Stock upon a termination of employment, termination of directorship or termination of a consultancy arrangement, as applicable, at a cash price per share equal to the purchase price paid by the Common Stockholder for such Common Stock.

     5.7 In the discretion of the Board or Committee, the Common Stock Agreement may provide that the Company shall have the a right of first refusal with respect to the Common Stock and a right to repurchase the vested Common Stock upon a termination of the Common Stockholder's employment with the Company, the termination of the Common Stockholder's consulting arrangement with the Company, the termination of the Common Stockholder's service on the Company's Board, or such other events as the Board or Committee may deem appropriate.

     5.8 The Board or Committee shall cause a legend or legends to be placed on certificates representing shares of Common Stock that are subject to restrictions under Common Stock Agreements, which legend or legends shall make appropriate reference to the applicable restrictions.

6.     Stock Option Terms and Conditions

     6.1 Consistent with the Plan's purpose, Stock Options may be granted to non-employee directors of the Company or other persons who are performing or who have been engaged to perform services of special importance to the management, operation or development of the Company.

     6.2 All Stock Options granted under the Plan shall be evidenced by agreements which shall be subject to applicable provisions of the Plan, and such other provisions as the Committee may adopt, including the provisions set forth in paragraphs 2 through 11 of this Section 6.

     6.3 All Stock Options granted hereunder must be granted within one year from the earlier of the date of this Plan is adopted or approved by the Company's shareholders.

     6.4     No Stock Option granted to any employee or 10%
Shareholder shall be exercisable after the expiration of one year from the date such NQSO is granted. The Committee, in its discretion, may provide that an Option shall be exercisable during such one year period or during any lesser period of time.

          The Committee may establish installment exercise terms for a Stock Option such that the NQSO becomes fully exercisable in a series of cumulating portions. If an Optionee shall not, in any given installment period, purchase all the Common Shares which such Optionee is entitled to purchase within such installment period, such Optionee's right to purchase any Common Shares not purchased in such installment period shall continue until the expiration or sooner termination of such NQSO. The Committee may also accelerate the exercise of any NQSO. However, no NQSO, or any portion thereof, may be exercisable until thirty (30) days following date of grant ("30-Day Holding Period.").

     6.5 A Stock Option, or portion thereof, shall be exercised by delivery of (i) a written notice of exercise of the Company specifying the number of common shares to be purchased, and (ii) payment of the full price of such Common Shares, as fully set forth in paragraph 6 of this Section 6.

          No NQSO or installment thereof shall be exercisable except with respect to whole shares, and fractional share interests shall be disregarded. Not less than 100 Common Shares may be purchased at one time unless the number purchased is the total number at the time available for purchase under the NQSO. Until the Common Shares represented by an exercised NQSO are issued to an Optionee, he shall have none of the rights of a shareholder.

     6.6 The exercise price of a Stock Option, or portion thereof, may be paid in United States dollars, in cash or by cashier's check, certified check, bank draft or money order, payable to the order of the Company in an amount equal to the option price ($.10 per share).

     6.7 With the Optionee's consent, the Committee may cancel any Stock Option issued under this Plan and issue a new NQSO to such Optionee.

     6.8 No right or interest in any Stock Option granted under the Plan shall be assignable or transferable, and no right or interest of any Optionee shall be liable for, or subject to, any lien, obligation or liability of the Optionee. Stock Options shall be exercisable only by the Optionee.

     6.10 Any Optionee who disposes of Common Shares acquired on the exercise of a NQSO by sale or exchange either (i) within two years after the date of the grant of the NQSO under which the stock was acquired, or (ii) within one year after the acquisition of such Shares, shall notify the Company of such disposition and of the amount realized upon such disposition. The transfer of Common Shares may also be Common by applicable provisions of the Securities Act of 1933, as amended.

7.     Adjustments or Changes in Capitalization

     7.1 In the event that the outstanding Common Shares of the Company are hereafter changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of merger, consolidation, other reorganization, recapitalization, reclassification, combination of shares, stock split-up or stock dividend:

          A. Prompt, proportionate, equitable, lawful and adequate adjustment shall be made of the aggregate number and kind of shares subject to Stock Options which may be granted under the Plan, such that the Optionee shall have the right to purchase such Common Shares as may be issued in exchange for the Common Shares purchasable on exercise of the NQSO had such merger, consolidation, other reorganization, recapitalization, reclassification, combination of shares, stock split-up or stock dividend not taken place;

          B. Rights under unexercised Stock Options or portions thereof granted prior to any such change, both as to the number or kind of shares and the exercise price per share, shall be adjusted appropriately, provided that such adjustments shall be made without change in the total exercise price applicable to the unexercised portion of such NQSO's but by an adjustment in the price for each share covered by such NQSO's; or

          C. Upon any dissolution or liquidation of the Company or any merger or combination in which the Company is not a surviving corporation, each outstanding Stock Option granted hereunder shall terminate, but the Optionee shall have the right, immediately prior to such dissolution, liquidation, merger or combination, to exercise his NQSO in whole or in part, to the extent that it shall not have been exercised, without regard to any installment exercise provisions in such NQSO.

     7.2 The foregoing adjustments and the manner of application of the foregoing provisions shall be determined solely by the Committee, whose determination as to what adjustments shall be made and the extent thereof, shall be final, binding and conclusive. No fractional Shares shall be issued under the Plan on account of any such adjustments.

8.     Amendment and Termination of Plan

     8.1 The Board may at any time, and from time to time, suspend or terminate the Plan in whole or in part or amend it from time to time in such respects as the Board may deem appropriate and in the best interest of the Company.

     8.2 No amendment, suspension or termination of this Plan shall, without the Optionee's consent, alter or impair any of the rights or obligations under any Stock Option theretofore granted to him under the Plan.

     8.3 The Board may amend the Plan, subject to the limitations cited above, in such manner as it deems necessary to permit the granting of Stock Options meeting the requirements of future amendments or issued regulations, if any, to the Code.

     8.4 No NQSO may be granted during any suspension of the Plan or after termination of the Plan.

9.     Government and Other Regulations

     9.1 The obligation of the Company to issue, transfer and deliver Common Shares for Stock Options exercised under the Plan shall be subject to all applicable laws, regulations, rules, orders and approval which shall then be in effect and required by the relevant stock exchanges on which the Common Shares are traded and by government entities as set forth below or as the Committee in its sole discretion shall deem necessary or advisable. Specifically, in connection with the Securities Act of 1933, as amended, upon exercise of any Stock Option, the Company shall not be required to issue Common Shares unless the Committee has received evidence satisfactory to it to the effect that the Optionee will not transfer such shares except pursuant to a registration statement in effect under such Act or unless an opinion of counsel satisfactory to the Company has been received by the Company to the effect that such registration is not required. Any determination in this connection by the Committee shall be final, binding and conclusive. The Company may, but shall in no event be obligated to, take any other affirmative action in order to cause the exercise of a Stock Option or the issuance of Common Shares pursuant thereto to comply with any law or regulation of any government authority.

10.     Miscellaneous Provisions

     10.1 No person shall have any claim or right to be granted a Stock Option or Common Stock under the Plan, and the grant of an NQSO or Common Stock under the Plan shall not be construed as giving an Optionee or Common Stockholder the right to be retained by the Company. Furthermore, the Company expressly reserves the right at any time to terminate its relationship with an Optionee with or without cause, free from any liability, or any claim under the Plan, except as provided herein, in an option agreement, or in any agreement between the Company and the Optionee.

     10.2 Any expenses of administering this Plan shall be borne by the Company.

     10.3 The payment received from Optionee from the exercise of Stock Options under the Plan shall be used for the general corporate purposes of the Company.

     10.4 The place of administration of the Plan shall be in the State of New York, and the validity, construction, interpretation, administration and effect of the Plan and of its rules and regulations, and rights relating to the Plan, shall be determined solely in accordance with the laws of the State of New York.

     10.5 Without amending the Plan, grants may be made to persons who are foreign nationals or employed outside the United States, or both, on such terms and conditions, consistent with the Plan's purpose, different from those specified in the Plan as may, in the judgment of the Committee, be necessary or desirable to create equitable opportunities given differences in tax laws in other countries.

     10.6 In addition to such other rights of indemnification as they may have as members of the Board or the Committee, the members of the Committee shall be indemnified by the Company against all costs and expenses reasonably incurred by them in connection with any action, suit or proceeding to which they or any of them may be party by reason of any action taken or failure to act under or in connection with the Plan or any Stock Option granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except a judgment based upon a finding of bad faith; provided that upon the institution of any such action, suit or proceeding a Committee member shall, in writing, give the Company notice thereof and an opportunity, at its own expense, to handle and defend the same, with counsel acceptable to the Optionee, before such Committee member undertakes to handle and defend it on his own behalf.

     10.7 Stock Options may be granted under this Plan from time to time, in substitution for stock options held by employees of other corporations who are about to become employees of the Company as the result of a merger or consolidation of the employing corporation with the Company or the acquisition by the Company of the assets of the employing corporation or the acquisition by the Company of stock of the employing corporation as a result of which it becomes a subsidiary of the Company. The terms and conditions of such substitute stock options so granted may vary from the terms and conditions set forth in this Plan to such extent as the Board of Directors of the Company at the time of grant may deem appropriate to conform, in whole or in part, to the provisions of the stock options in substitution for which they are granted, but no such variations shall be such as to affect the status of any such substitute stock options as a stock option under Section 422A of the Code.

     10.8 Notwithstanding anything to the contrary in the Plan, if the Committee finds by a majority vote, after full consideration of the facts presented on behalf of both the Company and the Optionee, that the Optionee has been engaged in fraud, embezzlement, theft, insider trading in the Company's stock, commission of a felony or proven dishonesty in the course of his association with the Company or any subsidiary corporation which damaged the Company or any subsidiary corporation, or for disclosing trade secrets of the Company or any subsidiary corporation, the Optionee shall forfeit all unexercised Stock Options and all exercised NQSO's under which the Company has not yet delivered the certificates and which have been earlier granted to the Optionee by the Committee. The decision of the Committee as to the cause of an Optionee's discharge and the damage done to the Company shall be final. No decision of the Committee, however, shall affect the finality of the discharge of such Optionee by the Company or any subsidiary corporation in any manner.

11.     Written Agreement

     11.1 Each Stock Option granted hereunder shall be embodied in a written Stock Option Agreement which shall be subject to the terms and conditions prescribed above and shall be signed by the Optionee and by the President or any Vice President of the Company, for and in the name and on behalf of the Company. Such Stock Option Agreement shall contain such other provisions as the Committee, in its discretion shall deem advisable.

Number of Shares:                          Date of Grant:

FORM OF NON-QUALIFIED STOCK OPTION AGREEMENT

     AGREEMENT made this _____ day of       2006,
between                 (the "Optionee"), and Baltia Air Lines,
Inc. (the "Company").

     1.     Grant of Option

          The Company, pursuant to the provisions of the 2006 Non-Qualified Stock Compensation Plan (the "Plan"), adopted by the Board of Directors on July 31, 2006, the Company hereby grants to the Optionee, subject to the terms and conditions set forth or incorporated herein, an option to purchase from the Company all or any part of an aggregate of ______ shares of its $.001 par value common stock at the purchase price of $.10 per share. The provisions of the Plan governing the terms and conditions of the Option granted hereby are incorporated in full herein by reference.

     2.     Exercise

          The Option evidenced hereby shall be exercisable in whole
or in part on or after ________ and on or before  ______     ,
provided that the cumulative number of shares of common stock as to which this Option may be exercised shall not exceed the following amounts:

     Cumulative Number             Prior to Date
         of Shares               (Not Inclusive of)


The Option evidenced hereby shall be exercisable by the delivery to and receipt by the Company of (i) written notice of election to exercise, in the form set forth in Attachment B hereto, specifying the number of shares to be purchased; (ii) accompanied by payment of the full purchase price thereof in cash or certified check payable to the order of the Company, and (iii) by return of this Stock Option Agreement for endorsement of exercise by the Company on Schedule I hereof.

     3.     Transferability

          The Option evidenced hereby is not assignable or transferable by the Optionee.

             Baltia Air Lines, Inc.

            By: _____________________________
               Name:
               Title:
ATTEST:

Secretary

     Optionee hereby acknowledges receipt of a copy of the Plan, attached hereto and accepts this Option subject to each and every term and provision of such Plan. Optionee hereby agrees to accept as binding, conclusive and final, all decisions or interpretations of the Board of Directors administering the Plan on any questions arising under such Plan. Optionee recognizes that if Optionee's employment with the Company or any subsidiary thereof shall be terminated without cause, or by the Optionee, prior to completion or satisfactory performance by Optionee all of the Optionee's rights hereunder shall thereupon terminate; and that, pursuant to paragraph 6 of the Plan, this Option may not be exercised while there is outstanding to Optionee any unexercised Stock Option granted to Optionee before the date of grant of this Option.

Dated:            ________________
                  Optionee
                  ________________
                  Print Name

                  ________________
                  Address

                  ________________
                  Social Security No.

    ATTACHMENT B

     NOTICE OF EXERCISE


To:     Baltia Air Lines, Inc.


(1) The undersigned hereby elects to purchase ________ shares of Common Shares (the "Common Shares"), of Baltia Air Lines, Inc. pursuant to the terms of the attached Non-Qualified Stock Option Agreement, and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

(2)  Please issue a certificate or certificates representing said shares of Common Shares in the name of the undersigned or in such other name as is specified below:
               _______________________________
               (Name)

               _______________________________
               (Address)
               _______________________________


Dated:

  ______________________________
   Signature



Optionee:       Date of Grant:

SCHEDULE I


DATE          SHARES      PAYMENT     UNEXERCISED SHARES    ISSUING OFFICER
              PURCHASED   RECEIVED        REMAINING         INITIALS



     EXHIBIT 23.1       CONSENT OF STEFFANIE J. LEWIS, ESQ., IBLF

The International Business Law Firm, PC
1915 I Street NW, Suite 500, Washington, DC 20006
TELEPHONE (202) 296-1111; FACSIMILE (202) 296-1175

August 1, 2006


Board of Directors
Baltia Air Lines, Inc.
6325 Saunders Street, Suite 7I
Rego Park, NY 11374

     Re:  Form S-8 Registration Statement; Opinion of Counsel

Dear Members of the Board:

     We consent to the use of our opinion as an exhibit to the Form S-8 Registration Statement and to the reference to this firm in any prospectus which is incorporated by reference into and made a part of the Registration Statement.

Very truly yours,

/s/ Steffanie J. Lewis, Esq.
    Steffanie J. Lewis, Esq.
    The International Business Law Firm, P.C.

Exhibit 23.2  CONSENT OF REGISTERED INDEPENDENT CERTIFIED PUBLIC
ACCOUNTANTS

August 1, 2006

I previously issued my report, accompanying the financial statements of the Registrant for the year ended December 31, 2005, dated March 31, 2006, filed with the Registrant's registration statement on Form 10-KSB. I hereby consent to the incorporation by reference of said report in the registration statement on Form S-8 filed with the SEC by the Registrant.

Michael F. Cronin, CPA
/s/ Michael F. Cronin, CPA
Rochester, New York